UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2006

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On August 8, 2006, Robert Mullen entered into a separation agreement with the Company. The terms of the separation agreement are:

1. Mr. Mullen will continue as an employee of the Company, but not as an officer of the Company or as an officer or director of any of the Company's subsidiaries, until the earlier of December 31, 2006 or such other date as he becomes employed by another employer or elects to leave the Company (the "Separation Date"). During the period from and after August 8, 2006 and the Separation Date, Mr. Mullen will work in a full-time role to transition to his responsibilities to such individuals as the Company shall designate. Notwithstanding the foregoing, after September 30, 2006, Mr. Mullen may seek other employment opportunities.
2. The Company will pay Mr. Mullen severance payments equal to Mr. Mullen's base salary of $29,167 per month for a period of sixty (60) days from the Separation Date, subject to the standard payroll deductions and withholdings, if Mr. Mullen commences employment with another employer before December 31, 2006. If Mr. Mullen terminates his employment with the Company on December 31, 2006, then the Company will pay Mr. Mullen severance payments equal to Mr. Mullen's base salary of $29,167 per month until the earlier of June 30, 2007 or the date Mr. Mullen commences employment with another company.
3. Mr. Mullen will be entitled to his target bonus of $125,000 per quarter for the June, September and December quarters of calendar 2006, if earned, under the 2006 Executive Bonus Plan and under the Chordiant Fiscal Year 2006 Special Profitability Bonus for President, Worldwide Field Operations. The bonus for the December quarter will be determined under the same terms and conditions as the 2006 Executive Bonus Plan provided that there will be a 200% cap on the amount that can be paid. If Mr. Mullen terminates his employment with the Company prior to December 31, 2006, the bonus payable to him for the December quarter will be pro-rated based on the number of days during the quarter that he was employed by the Company.
4. Following termination of his employment with the Company until June 30, 2007, Mr. Mullen will not work for certain competitors of the Company.
5. As part of the separation agreement, Mr. Mullen has executed a general release in favor of the Company, its employees, officers and directors.

A copy of the separation agreement dated August 8, 2006 between Mr. Mullen and the Company is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Separation Agreement dated August 8, 2006 between Robert U. Mullen and Chordiant Software, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chordiant Software, Inc.

Date: August 11, 2006	By: /s/ Peter S. Norman Peter S. Norman Chief Financial Officer